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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): April 5, 2001

                            MAGNA ENTERTAINMENT CORP.
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             (Exact Name of Registrant as Specified in its Charter)


                       Delaware, United States of America
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                 (State or Other Jurisdiction of Incorporation)


       000-30578                                      98-0208374
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(Commission File Number)                  (I.R.S. Employer Identification No.)


                337 Magna Drive, Aurora, Ontario, Canada         L4G 7K1
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               (Address of Principal Executive Offices)         (Zip Code)


                                 (905) 726-2462
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if changed since Last Report)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

On April 5, 2001, Magna Entertainment Corp. (the "Company") completed the previously-announced agreement with Ladbroke Racing Corp. and Ladbroke Racing Wyoming, Inc. (collectively "LRC") to acquire the stock of the companies which own LRC's account wagering operations, The Meadows harness track, four off-track betting facilities ("OTB's") (collectively "Ladbroke Racing Pennsylvania" or "LRP") and an 18.3% interest in The Racing Network.

The Company paid one-half of the US$53 million purchase price in cash out of funds on hand, one-quarter was satisfied through the issuance of 3,178,297 shares of Class A Subordinate Voting Stock of the Company and one-quarter was paid through the issuance of a Promissory Note which is payable in two equal instalments on the first and second anniversaries of closing, bearing an interest rate of 6% per annum. The cash portion of the purchase price is subject to a post closing adjustment related to the net working capital of LRP at closing, which has been estimated by LRC and LRP to be approximately US$8 million payable to the Company.

The purchase price was negotiated by the Company with the sellers, based on the Company's analysis of the financial position of LRP and the performance of the businesses being acquired. The Company intends to continue to use the plant, equipment and other physical property
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acquired for the same purpose as LRC employed such assets, namely the operation of a harness racetrack, OTB's and account wagering operations.

The account wagering operations, operated under the name "Call-A-Bet", The Meadows harness track and the four OTB's are all located in the Greater Pittsburgh area.

A copy of the press release announcing the completion of the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired.

     The required audited financial statements will be filed by amendment on or prior to June 19, 2001.

(b)  Pro forma financial information.

     The required pro forma financial statements will be filed by amendment on or prior to June 19, 2001.

(c)  Exhibits.                                                           Page

Exhibit 2         Stock Purchase Agreement dated as of                  3 - 63
                  December 21, 2000 among Ladbroke Racing
                  Wyoming, Inc., Ladbroke Racing Corporation and Magna Entertainment Corp. (The Exhibits to this Agreement, which are identified in the list appearing at the end of the Table of Contents, have been omitted but will be furnished supplementally to the Commission upon request.)

Exhibit 2.1       Amendment No. 1, effective as of the Closing         64 - 66
                  Date, to the Stock Purchase Agreement, dated as of December 21, 2000.

Exhibit 2.2       Amending letter agreement dated March 28,            67 - 69
                  2001 to the Stock Purchase Agreement dated as of December 21, 2000.

Exhibit 99.1      Copy of the Company's press release dated            70 - 71
                  April 6, 2001.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                MAGNA ENTERTAINMENT CORP.
                                                    (Registrant)



                                                    /s/ Gary M. Cohn


Date: April 12, 2001                            by:
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                                                    Gary M. Cohn, Secretary